Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation and NBG Bancorp, Inc. Announce Merger

ATLANTA, GA, April 5, 2016 - State Bank Financial Corporation (NASDAQ: STBZ), the holding company for State Bank and Trust Company, and NBG Bancorp, Inc. announced today the signing of a definitive agreement for State Bank Financial to acquire NBG Bancorp and its wholly-owned subsidiary, The National Bank of Georgia (“NBG”), in a cash and stock transaction with a purchase price of approximately $68 million, or $45.45 per share. The transaction value and consideration mix at the time of the merger may change due to fluctuations in the price of State Bank Financial common stock.

“We are very pleased that Bill Hopper and his team at National Bank of Georgia will be joining the State Bank family,” said State Bank and Trust CEO Tom Wiley. “This merger will give us the opportunity to enter the Athens and Gainesville markets with a strong management team that has been a significant part of each local community for over 30 years. These are both resilient markets that have shown steady growth over the years and are natural extensions of our existing footprint.”

C. William Hopper III, President and CEO of NBG, added, “We are excited about this partnership due to our long-standing relationship with the management team at State Bank. Like us, they are career Georgia bankers who have been committed to their communities for many years. We believe our customers and communities will see tremendous benefits as the strength and resources provided by State Bank will allow us to offer an expanded line of products and services to clients.”

At December 31, 2015, NBG had total assets of approximately $375 million, total loans of approximately $331 million, total deposits of approximately $304 million, and total shareholder’s equity of approximately $40 million. NBG, founded in 2000, is headquartered in Athens, Georgia and operates one additional banking office in Gainesville, Georgia and a mortgage office in Athens.

The agreement has been unanimously approved by the Boards of Directors of both companies and is anticipated to close in the third quarter of 2016. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval by the shareholders of NBG Bancorp. Upon closing of the transaction, NBG Bancorp will merge into State Bank Financial, immediately followed by the merger of NBG into State Bank and Trust.

Additional information regarding this transaction will be available when State Bank Financial hosts its first quarter 2016 earnings conference call on Thursday, April 28, 2016.

NBG Bancorp was represented in this transaction by Renova Partners as financial advisor and Troutman Sanders LLP as legal counsel. State Bank Financial was represented by Nelson Mullins Riley & Scarborough LLP as legal counsel.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.5 billion in assets as of December 31, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 26 banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and seven mortgage origination offices.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to certain plans, expectations and goals, including statements about the benefits of the merger between State Bank Financial and NBG Bancorp. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory and shareholder approvals for the proposed transaction and meet other closing terms and conditions, the reaction to the transaction of each bank’s customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in State Bank Financial’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any of which risks, uncertainties and other factors could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this report. State Bank Financial undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, State Bank Financial will file a registration statement on Form S-4 with the SEC to register State Bank Financial’s shares that will be issued to NBG Bancorp, Inc.’s shareholders in connection with the transaction. The registration statement will include a proxy statement of NBG Bancorp, Inc. and a prospectus of State Bank Financial, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about State Bank Financial, NBG Bancorp, Inc. and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY

REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS) BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by State Bank Financial at its website at https://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404.239.8626.

State Bank Financial and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NBG Bancorp, Inc. in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding State Bank Financial’s directors and executive officers is included in State Bank Financial’s definitive proxy statement for 2015, which was filed with the SEC on April 17, 2015. You can obtain free copies of this document from State Bank Financial using the contact information above.